CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE

      THIS CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE (the "Settlement Agreement") is entered into this January 18, 2006 (the "Effective Date") by and between Advanced BioPhotonics Inc. (f/k/a OmniCorder Technologies, Inc.), a Delaware corporation, having its principal place of business at 125 Wilbur Place, Suite 120, Bohemia, New York (the "Company") and Lockheed Martin Corporation, a Delaware corporation, (f/k/a Lockheed Martin Vought Systems and having its principal place of business at P.O. Box 650003, Dallas, Texas ("Lockheed")(Lockheed and Company are sometimes referred to herein individually as "party" and collectively as the "parties").

                                   I. RECITALS

A. WHEREAS, on or about September 29, 1998, the Company and Lockheed entered into an Exclusive License Agreement concerning Enhanced Quantum Well Infrared Photodetector ("EQWIP") technology (hereinafter the "License Agreement" which is attached hereto as Exhibit A);

B. WHEREAS, on or about June 24, 1998, the Company and Lockheed entered into a Definitive Contract No. 6249801 concerning the fabrication of Focal Plan Arrays (hereinafter the "Definitive Contract" which is attached hereto as Exhibit B); and

C. WHEREAS, the parties desire to terminate the License Agreement, together with the underlying license, the Definitive Contract and any other agreement or understanding between the parties; to settle, pursuant to the terms and conditions set forth hereinbelow, all claims between them in any way related to: the License Agreement, the license thereunder or the Definitive Contract, the relationship between the parties or any claim to license fees or other monetary consideration, and wish to terminate any relationship which may have existed between the parties.

                                  II. AGREEMENT

NOW, THEREFORE, the parties mutually agree as follows:

1. Consideration. Upon execution of this Settlement Agreement the Company shall:

      A. Wire a one-time, fully paid up license fee of Two Hundred Twenty-Five Thousand Dollar ($225,000) to Lockheed;

      B. Execute and deliver to Lockheed a signed original of this Settlement Agreement;

      C. Issue Five Hundred Thousand (500,000) warrants, with such warrants having an exercise price of Sixty-Five Cents ($0.65) per warrant; such warrants shall expire on December 28, 2015 (the "Warrant Expiration Date"); and each warrant shall be convertible into one share of the Company's common stock (the "Warrants"); and

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      D. Agree to the termination of all prior agreements and understandings between Lockheed and the Company, pursuant to Section 4 of this Settlement Agreement.

2. Consideration. Lockheed shall:

      A. Execute and deliver to the Company a signed original of this Settlement Agreement;

      B. Accept the aforementioned payment and issuance of the Warrants as the total consideration for the execution of this Settlement Agreement and the release hereunder;

      C. Agree to the termination of all prior agreements and understandings between Lockheed and the Company, pursuant to Section 4 of this Settlement Agreement.

3. Mutual Release of Claims.

      A. Conditioned upon receipt of the consideration set forth in Section 1 hereof, Lockheed, on behalf of itself and on behalf of its parent corporation, affiliates, subsidiaries, officers, directors, agents, representatives, successors and assigns, hereby releases and forever discharges the Company and its past and present affiliates, subsidiaries, officers, directors, agents, successors and assigns (the "Lockheed Released Parties"), from any and all claims, demands, obligations, losses, causes of action, costs, expenses, attorneys' fees and liabilities of any nature whatsoever, whether based on contract, tort, statutory or other legal or equitable theory of recovery, whether known or unknown, which Lockheed has, had or claims to have against any or all of the Lockheed Released Parties, including but not limited to any and all claims which relate to, arise from, or are in any manner connected to: (i) the Agreement; (ii) the Definitive Contract; or (iii) any claimed license fees or other monetary consideration, whether accrued or not.

      B. Conditioned upon termination of all prior agreements and understandings between the Parties as set forth in Section 4 hereof, the Company, on behalf of itself and its affiliates, subsidiaries, officers, directors, agents, representatives, successors and assigns, hereby releases and forever discharges Lockheed and its past and present affiliates, subsidiaries, officers, directors, agents, successors and assigns (the "Company Released Parties"), from any and all claims, demands, obligations, losses, causes of action, costs, expenses, attorneys' fees and liabilities of any nature whatsoever, whether based on contract, tort, statutory or other legal or equitable theory of recovery, whether known or unknown, which the Company has, had, or claims to have against the Company Released Parties, including but not limited to any and all claims which relate to, arise from, or are in any manner connected to: (i) the License Agreement; (ii) the Definitive Contract; or (iii) any claimed license fees or other monetary consideration, whether accrued or not.

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4. Termination of Agreements. The parties hereto agree and confirm that, except for this Settlement Agreement, any and all agreements and understandings, written or oral, including but not limited to the License Agreement and Definitive Contract, are hereby terminated and are of no further force and effect. All parties hereto agree that all of the terms, conditions and obligations, including those that are expressly agreed to survive termination in each of the agreements or understandings, will in fact be terminated, and that this Settlement Agreement supersedes any and all of the terms of the aforementioned agreements and understandings. The parties expressly release each other from any continuing rights, duties and/or obligations under any agreements and Lockheed, together with its agents and representatives, shall make no further claim for any compensation and the Company agrees to cease using any of the EQWIP technology that is the subject of the patents referenced in the License Agreement.

5. Covenant Not to Sue. Each party covenants and agrees that it will not, at any time hereafter, either directly or indirectly, initiate, assign, maintain or prosecute, or in any way knowingly aid or assist in the initiation, maintenance or prosecution of any claim, demand or cause of action at law or otherwise, against the other party, its affiliates, officers or directors, for damages, loss or injury of any kind arising from, related to, or in any way connected to any activity with respect to which a release has been given pursuant to Section 3 of this Settlement Agreement.

6. Continuing Proprietary Information Obligations. Both parties will refrain from any use or disclosure of the other party's proprietary or confidential information or materials, unless such use is authorized in writing by an appropriate officer of the disclosing party.

7. Confidentiality. The provisions of this Settlement Agreement will be held in strictest confidence by Lockheed and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (i) the parties may disclose this Settlement Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (ii) the parties may disclose this Settlement Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (iii) the parties may disclose this Settlement Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

8. Nondisparagement. The parties agree not to disparage the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to the parties or their businesses, business reputations or personal reputations; provided, that the parties may respond accurately and fully to any question, inquiry or request for information when required by legal process.

9. Return of Proprietary Information. Within thirty (30) days after the Effective Date, the parties agree to return to the other party, all of that other party's documents (and all copies thereof) and other property that the returning party has had in its possession at any time, including, but not limited to, files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, and any materials of any kind that contain or embody any proprietary or confidential information of the other party (and all reproductions thereof), together with any derivative documents created by the returning party, its subcontractors or affiliates.

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10. Agreement Not an Admission of Liability. The parties hereto agree and acknowledge that this Settlement Agreement is a compromise settlement of each party's disputed claims and that the sums and covenants given in consideration of this Settlement Agreement, as well as the execution of this Settlement Agreement, shall not be construed to be an admission of liability on the part of any party with respect to the disputed matters set forth above.

11. Entire Agreement. This Settlement Agreement represents and contains the entire agreement and understanding between the parties hereto and supersedes any and all prior oral and written agreements and understandings. No representation, warranty, condition, understanding or agreement of any kind with respect to the subject matter hereof, shall be relied upon by the parties except those contained herein. This Settlement Agreement may not be amended or modified except by an agreement signed by the party against whom enforcement of any modification or amendment is sought.

12. Advice of Counsel. In entering into this Settlement Agreement, the parties each acknowledge and represent that they have sought and obtained the legal advice of their attorneys, who are the attorneys of their own choice. They further represent that the terms of this Settlement Agreement have been completely read by them, and that those terms are fully understood and voluntarily accepted by them.

13. Counterparts. This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument.

14. No Assignment. The parties each represent and warrant to one another that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand covered by this Settlement Agreement. Lockheed expressly represents and warrants that it shall not pledge, encumber, sell, assign, transfer, convey or otherwise dispose of any of the Warrants, provided that Lockheed may exercise the Warrants at any time prior to the Warrant Expiration Date.

15. Heirs, Successors and Assigns. This Settlement Agreement shall be binding upon and inure to the benefit of the parties' respective legal heirs, successors and assigns.

16. Severability. Should any portion (word, clause, phrase, sentence, paragraph or section) of this Settlement Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder, the validity of which shall remain unaffected.

17. Attorneys Fees. If any action or proceeding is brought to enforce or interpret any provision of this Settlement Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys' fees to be fixed by the court. The prevailing party is the party who is entitled to recover the costs of its action or proceeding, whether or not such action or proceeding proceeds to final judgment. A party not entitled to recover its costs of suit may not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

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18. Judicial Interpretation. Should any provision of this Agreement or any of the representations made herein require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof or thereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, Untied States of America, without giving effect to the principles of conflicts of laws. This Agreement is expressly acknowledged to be subject to all federal laws including, but not limited to the Export Administration Act of the United States of America. No conflict of interest rule or law that might refer such construction and interpretation to the laws of another state, republic, or country shall be considered.

This Agreement is performable in part in Dallas, Texas and the Parties mutually agree that personal jurisdiction and venue shall be proper in the state and federal courts situated in Dallas, Dallas County, Texas and agree that any litigation dispute will be conducted solely in such courts.

20. Notices; Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such Party by first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other Party:

In the case of Lockheed Martin:                 With a copy to:

Stephen S. Sadacca                              Craig C. Gant, Esq.
Director AGC IP Technology Law                  Gant & Hicks, PLLC
Lockheed Martin Corporations                    South Side on Lamar, Suite 711
P.O. Box 650003 Mail Stop                       1409 South Lamar
Dallas, Texas 75265-0003                        Dallas, Texas 75215

In the case of Company:                         With a copy to:

Denis A. O'Connor                               Kevin J. Healy, Esq.
President and CEO                               General Counsel and Secretary
Advanced BioPhotonics Inc.                      Advanced BioPhotonics Inc.
125 Wilbur Place, Suite 120                     125 Wilbur Place, Suite 120
Bohemia, New York  11716                        Bohemia, New York  11716

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      IN WITNESS WHEREOF, the parties have executed this Settlement Agreement by their duly authorized representatives, to be effective as of the date first written above.

LOCKHEED MARTIN MISSILES                     ADVANCED BIOPHOTONICS INC.
AND FIRE CONTROL

By:   /s/ Stephen S. Sadacca                 By:   /s/ Denis A. O'Connor
      ------------------------------------         -----------------------------

Name:     Stephen S. Sadacca                 Name:     Denis A. O'Connor
      ------------------------------------         -----------------------------

Title:    Director and Associate General     Title:    President and CEO
      ------------------------------------         -----------------------------
          Counsel IP and Technology Law

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